SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☑
Filed by a Party other than the Registrant☐
Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ENTREMED, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

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      (4) Date filed:

ENTREMED, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 18, 2003

To Our Stockholders:

      Notice is hereby given that the annual meeting of the stockholders of EntreMed, Inc. (the “Company”) will be held on June 18, 2003, at 10:00 a.m. local time, at the Gaithersburg Marriott Washington Center, 9751 Washingtonian Boulevard, Gaithersburg, Maryland 20878 (the “Annual Meeting”). The Annual Meeting is called for the following purposes:

1. To elect two directors to a term of three years, or until their successors have been elected and qualified;

2. To approve amendments to the Company’s 2001 Long-term Incentive Plan increasing from 3,250,000 to 4,250,000 the number of shares of Common Stock reserved for issuance thereunder;

3. To approve and ratify the appointment of Ernst & Young LLP as the independent auditors of the Company; and

4. To consider and take action upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

      The Board of Directors has fixed April 28, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

      You are cordially invited to attend the Annual Meeting. Whether you expect to attend, we request that you sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting. A return envelope, which requires no postage, if mailed in the United States is enclosed for your convenience.

By Order of the Board of Directors,

Michael Tarnow
Chairman of the Board

May 23, 2003

Common Questions Regarding Proxies

Q: Why am I receiving this Proxy Statement and proxy card?

A: You are receiving a Proxy Statement and proxy card from us because you own shares of Common Stock of the Company. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

      When you sign the proxy card, you appoint Michael Tarnow and James D. Johnson Ph.D. as your representatives at the meeting. Mr. Tarnow and Dr. Johnson will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change. You can always decide to vote in person.

Q: What is the record date?

A: The record date is set for April 28, 2003. Only holders of Common Stock and the Series A Convertible Preferred Stock (which votes on an as-converted basis with the Common Stock) of record as of the close of business on this date will be entitled to vote at the Annual Meeting.

Q: How many shares are outstanding?

A: As of the record date, the Company had 28,528,566 shares of Common Stock outstanding.

      In addition, as discussed in greater detail in the Proxy Statement, Celgene Corporation owns 3,350,000 shares of our Series A Convertible Preferred Stock (the “Convertible Preferred Stock”). Celgene has the right to one vote for each share of Common Stock into which its shares of Convertible Preferred Stock are convertible, currently 16,750,000 shares. This means that at the Annual Meeting, Celgene will be allowed to vote as if it owned 16,750,000 shares of our Common Stock. On a pro-forma basis (assuming the conversion of the Convertible Preferred Stock), this represents approximately 37% of the shares of our Common Stock entitled to vote at the meeting. Therefore, we expect that Celgene’s vote will determine the outcome on each proposal.

Q: What am I voting on?

A: You are being asked to vote on the election of three directors to the terms described in the Proxy Statement, the approval of an amendment to the Company’s 2001 Long-Term Incentive Plan and the approval and ratification of Ernst & Young LLP as the independent auditors of the Company.

Q: How do I vote?

A: You may either vote by mail or in person at the Annual Meeting. To vote by mail, please sign your proxy card and mail it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted in accordance with your instructions. If you return a signed card but do not provide voting instructions, your shares will be voted based on the recommendations of the Board of Directors. We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares through a brokerage account and do not have a physical shares certificate, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting.

Q: What does it mean if I receive more than one proxy card?

A: It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

Q: How many votes do you need to hold the meeting?

A: A majority of the Company’s outstanding shares of Common Stock (on an as-converted basis) as of the record date must be present at the meeting in order to hold the Annual Meeting and conduct business. This is called a quorum.

Q: What if I abstain from voting?

A: Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have no effect on the outcome of the vote for directors, but will count as a vote against the change to the 2001 Long-Term Incentive Plan and the ratification of the Company’s independent auditors.

Q: How many votes must the nominees have to be elected?

A: In order for a director to be elected, he or she must receive a plurality of the shares voted. In other words, the two nominees to receive the greatest number of votes cast will be elected.

Q: How are votes counted?

A: Voting results will be tabulated and certified by our Inspector of Elections.

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce the voting results at the Annual Meeting. We will also publish the results in our quarterly report on Form 10-Q for the second quarter of 2003. We will file that report with the Securities and Exchange Commission (“SEC”), and you can get a copy by:

•	contacting EntreMed corporate offices via phone (240) 864-2600; or email at christopherc@entremed.com;

•	through the SEC’s EDGAR system at www.sec.gov or by contacting the SEC’s public reference room.

ENTREMED, INC.

9640 Medical Center Drive
Rockville, Maryland 20850
(240) 864-2600

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held June 18, 2003

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EntreMed, Inc., a Delaware corporation (the “Company”), the principal executive offices of which are located at 9640 Medical Center Drive, Rockville, Maryland 20850, for the Annual Meeting of Stockholders to be held at the Gaithersburg Marriott Washington Center, 9751 Washingtonian Boulevard, Gaithersburg, Maryland 20878 on June 18, 2003, at 10:00 a.m. (local time) and for any postponement, or adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company at the above stated address. Attendance at the Annual Meeting will not have the effect of revoking the proxy unless such written notice is given or the stockholder votes by ballot at the Annual Meeting.

      If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, including the election of the director nominees set forth under the caption “Election of Directors”, the approval of the amendment to the 2001 Long-Term Incentive Plan (the “2001 Plan”), and the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company.

      The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company’s stockholders is May 23, 2003.

      Your vote is important. Accordingly, we urge you to sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

VOTING SECURITIES

      Holders of record of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), and of the Company’s Series A convertible preferred stock, $1.00 par value per share (the “Convertible Preferred Stock”) as of the close of business on April 28, 2003 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting on all matters. On the Record Date, the Company had outstanding 28,528,566 shares of Common Stock and 3,350,000 shares of Convertible Preferred Stock convertible into 16,750,000 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting. Each outstanding share of Convertible Preferred Stock is entitled to one vote for each share of Common Stock that the Convertible Preferred Stock is convertible into, currently five. A majority of the outstanding shares of Common Stock, assuming the conversion of the Convertible Preferred Stock (together, the “Shares”), entitled to vote on any matter and represented at the Annual Meeting, in person or by proxy, shall constitute a quorum.

      Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Assuming a quorum is present, the affirmative vote of a plurality of the Shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the director nominees. Abstentions and broker non-votes will not affect the outcome of the election of directors. The affirmative vote of a majority of the Shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is necessary to approve the amendment to the 2001 Plan and to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company. Thus, an abstention from voting on these proposals will have the same legal effect as a vote “against” these proposals, even though the stockholder may interpret such action differently. Broker non-votes will not be counted for any purpose in determining whether these proposals have been approved and will not affect the outcome of the vote on these proposals.

      Celgene Corporation owns all of the 3,350,000 shares of our Convertible Preferred Stock. The terms of the Convertible Preferred Stock provide that the holders of the Convertible Preferred Stock have the right to one vote for each share of Common Stock into which such shares of Convertible Preferred Stock could then be converted. Currently, each share of the Convertible Preferred Stock held by Celgene is convertible into five shares of Common Stock, for an aggregate of 16,750,000 shares of Common Stock. This means that at the Annual Meeting, Celgene will be permitted to vote as if it owned 16,750,000 shares of our Common Stock. On a pro-forma basis (assuming the conversion of the Preferred Stock), this represents 37% of the shares of our Common Stock entitled to vote at the meeting. Therefore, we expect that Celgene’s vote will determine the outcome on each proposal.

      The Company is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Notice of Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

      The following table sets forth, as of April 23, 2003, certain information concerning stock ownership of all persons known by us to own beneficially more than 5% of our Common Stock, $.01 par value per share, as well as each director or director nominee, each executive officer named under “Executive Compensation and Other Matters” and all of our directors and executive officers as a group.

	Amount and Nature of		Percentage
Name of Beneficial Owner (1)	Beneficial Ownership(1)		of Class

Michael M. Tarnow	62,500	(2)	*
John W. Holaday, Ph.D.	2,225,501	(3)	8.61%
Edward R. Gubish, Ph.D.	682,001	(4)	2.72%
Donald S. Brooks	281,001	(5)	1.14%
James D. Johnson Ph.D., J.D.	301,168	(6)	*
Peter S. Knight	75,000	(7)	*
Jerry Finkelstein	165,000	(8)	*
Jennie C. Hunter-Cevera, Ph.D.	45,000	(9)	*
Mark C. M. Randall	163,001	(10)	*
Wendell M. Starke	922,711	(11)	3.72%
Dane R. Saglio	32,250	(12)	*
Neil J. Campbell	197,500	(13)	*
All executive officers and directors as a group (12 persons)	5,069,465	(14)	18.03%
More Than 5% Beneficial Owner	23,750,000	(15)	49.31%
Celgene Corporation 7 Powder Horn Drive Warren, N.J. 07059

*	Less than 1%

(1)	Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally means the power to vote and/or to dispose of the securities regardless of any economic interest therein.

(2)	Includes 62,500 shares issuable upon exercise of options and warrants which are exercisable within 60 days and 187,500 shares issuable upon exercise of options not exercisable within 60 days.

(3)	Includes 1,417,069 shares issuable upon exercise of options and warrants which are exercisable within 60 days and 126,666 shares held by a limited partnership of which Dr. Holaday is the general partner. Does not include 50,000 shares issuable upon exercise of warrants not exercisable within 60 days.

(4)	Includes 672,001 shares issuable upon exercise of options that are exercisable within 60 days.

(5)	Includes 281,001 shares issuable upon exercise of options that are exercisable within 60 days.

(6)	Includes 218,000 shares issuable upon exercise of options that are exercisable within 60 days. Does not include 138,750 shares issuable upon exercise of options not exercisable with 60 days.

(7)	Includes 75,000 shares issuable upon exercise of options that are exercisable within 60 days.

(8)	Includes 165,000 shares issuable upon exercise of options and warrants that are exercisable within 60 days.

(9)	Includes 45,000 shares issuable upon exercise of options which are exercisable within 60 days.

(10)	Includes 163,001 shares issuable upon exercise of options and warrants that are exercisable within 60 days.

(11)	Includes 400,123 shares issuable upon exercise of options and warrants which are exercisable within 60 days and 21,819 shares held by a limited partnership of which Mr. Starke is the general partner. Does not include 6,250 shares issuable upon exercise of options not exercisable within 60 days. Does not include 39,474 shares owned by various family members of Mr. Starke, as to which Mr. Starke disclaims beneficial ownership.

(12)	Includes 35,250 shares issuable upon exercise of options that are exercisable within 60 days. Does not include 25,450 shares issuable upon exercise of options not exercisable within 60 days.

(13)	Includes 197,500 shares issuable upon exercise of options that are exercisable within 60 days. Does not include 182,500 shares issuable upon exercise of options not exercisable within 60 days.

(14)	Includes 3,704,445 shares issuable upon exercise of options and warrants that are exercisable within 60 days. Does not include 590,450 shares issuable upon exercise of options not exercisable within 60 days.

(15)	Includes 3,350,000 shares of the Company’s Series A convertible preferred stock convertible into 16,750,000 shares of common stock and 7,000,000 shares issuable upon the exercise of a warrant exercisable within the next 60 days.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company’s Board of Directors is divided into three classes, as nearly equal in number as reasonably possible, with terms currently expiring at the Annual Meeting, the annual meeting of stockholders to be held in 2004 and the annual meeting of stockholders to be held in 2005. As of the date of the Annual Meeting, the size of the Board will be reduced from seven directors to six directors. At the Annual Meeting, two directors will be elected by the stockholders to serve a three-year term. Management recommends that the persons named below be elected as directors of the Company, and it is intended that the accompanying proxy will be voted for the election as directors of the two persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that either of the nominees will not be a candidate or will be unable to serve. However, if either of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy will vote (unless authority has been withdrawn) for the election of such person or persons as shall be designated by the Board of Directors.

      One of the two nominees currently serves as a director of the Company; the second nominee does not currently serve on the Board. Both nominees have consented to being named in this Proxy Statement and to serve if elected.

      The following sets forth the names and ages as of April 23, 2003 of the two nominees for election to the Board of Directors, as well as the directors whose terms will continue, their respective positions and offices with the Company, the period during which each has served as a director of the Company and their principal occupations or employment during the past five years.

Name	Age	Position	Director Since

Michael Tarnow	58	Chairman of the Board of Directors	2003
Ronald Cape, Ph.D.	70	Nominee	—
Jerry Finkelstein(1)(2)(5)	87	Director	1998
Mark C. M. Randall(1)(4)	40	Director	1996
Donald S. Brooks	67	Director	1996
Peter S. Knight(2)(3)	52	Director	2000
Jennie C. Hunter-Cevera	55	Director	2001

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Chairman of Audit Committee

(4)	Chairman of Compensation Committee

(5)	Retiring as of the date of the Annual Meeting.

Nominees for Terms Expiring 2006

      Michael Tarnow was appointed chairman of our Board in February 2003. Since 1995, Mr. Tarnow has been an advisor to and member of the boards of directors of several healthcare-related organizations in the U.S., Canada and Europe. From 1995-2000, he was President and CEO of Boston-based Creative BioMolecules, Inc. Prior to 1995, he spent 22 years at Merck & Co., Inc., where he served in a wide variety of positions including heading corporate development, President and CEO of Merck Frosst Canada and Executive Vice President of Merck-Medco. Mr. Tarnow received his J.D. from the University of Illinois and his bachelor’s degree from Wayne State University.

      Ronald Cape, Ph.D. was the co-founder of Cetus Corporation, a genetic engineering company, where he was Chairman of the Board of Directors for 20 years until the company merged with Chiron Corporation in 1991. He was also a founding member of the Industrial Biotechnology Association (now the Biotechnology Industry Organization – BIO) and served as its President for three years. Since 199l Dr. Cape has been an investor in the field of biotechnology and a board member of many companies. He was the founding Chairman of Darwin Molecular Corporation, which was later sold to Chiroscience plc., and is Chairman and a Director of Caprion, Inc., Ellipsis Biotherapeutics Corporation, and Neugenesis Corporation. He is also a Director of Sunol Molecular Corporation.

Continuing Directors for Terms Expiring 2004

      Donald S. Brooks has been one of EntreMed’s directors since April 1996 and was Vice President, Legal Affairs from 1998 until August 2001. Between 1993 and 1998, Mr. Brooks was a practicing attorney with the law firm of Carella Byrne Bain Gilfillan Cecchi Stewart and Olstein, Roseland, New Jersey, has represented the Company on certain matters. Mr. Brooks continues to be of counsel to the firm. Prior thereto, Mr. Brooks was employed by Merck and Co., Inc. for 27 years, most recently, from 1986 to 1993, as Senior Counsel. From 1980 to 1985, Mr. Brooks served as a U.S. employer delegate to the Chemical Industries Committee, International Labor Organization in Geneva, Switzerland.

      Peter S. Knight has been a Director of the Company since June 2000 and is a Managing Director of MetWest Financial, a Los Angeles based financial services company. Mr. Knight was a principal in Sage Venture Partners, a telecommunications investment firm and had been a partner in the law firm of Wunder, Knight, Forscey & DeVierno from 1991 to 1999. In 1996, at the request of President Clinton, Mr. Knight took a leave of absence from his firm to serve as the National Campaign Manager for Clinton/ Gore ’96. Prior to his partnership with the firm, Mr. Knight was the General Counsel and Secretary of the Medicis Pharmaceutical Corporation. In addition to the EntreMed Board of Directors, Mr. Knight serves on the Board of Directors of Whitman Education Group, providers of postsecondary education, and Medicis Pharmaceutical Corporation, a pharmaceutical company specializing in dermatology. Mr. Knight also serves on the board of the Schroeder Family of Mutual Funds. He serves on the Board of Directors for the former Vice President’s Residence Foundation, and the Board of Directors of the Center for National Policy. He holds a Juris Doctor degree from the Georgetown University Law Center and a Bachelor of Arts degree from Cornell University.

Continuing Directors for Terms Expiring 2005

      Mark C. M. Randall has been a director of the Company since April 1996. He has been CEO of Commander Asset Management Ltd since May 2002. Prior to this appointment he was associated with Sarasin International Securities Limited, London, England, a wholly owned subsidiary of Bank Sarasin and Cie, a private bank based in Switzerland, where he was a Director since 1994 and Managing Director since 1999. Mr. Randall also serves as Chairman of Acorn Alternative Strategies (Overseas) Ltd., an investment fund company.

      Jennie C. Hunter-Cevera has been a director of the Company since June 2001. Dr. Hunter-Cevera is the President of the University of Maryland Biotechnology Institute. Prior to joining the University of Maryland in October of 1999, Dr. Hunter-Cevera had been the head of the Center for Environmental Biotechnology at Lawrence Berkeley National Laboratory between November 1994 and September 1999. Dr. Hunter-Cevera is Past-President of SIM and USFCC and is an active member of ASM and ACS. She served as Senior Editor for JIM for 10 years and has served as a reviewer for proposals in metabolic biochemistry and bioremediation for NSF and DOE. She was a member of the Secretary of Agriculture Glickman’s Genetic Resources Advisory Board, President Clinton’s Council on Biotechnology for the State Department, USA representative to the OECD on Biological Resource Centers and serves on the Advisory Board for the Leadership Alliance for Biodiversity. She has given over 40 invited lectures, seven keynote lectures, and is the author of several papers and holder of two patents. Dr. Hunter-Cevera was elected to the American Academy of Microbiology in 1995, the recipient of the 1996 SIM Charles Porter Award, elected as a SIM Fellow in 1997 and the 1999 Nath Lecturer at West Virginia University. She is member of the State Department’s Council on Biotechnology.

      The Board of Directors recommends a vote FOR the election of the nominated directors, and signed proxies that are returned will be so voted unless otherwise instructed on the proxy card.

Board and Committee Meetings

      The Board of Directors of the Company held 10 meetings during the fiscal year ended December 31, 2002 (“fiscal 2002”). Each of the directors, except for Dr. Jennie Hunter-Cevera, attended at least 75% of the meetings of the Board and the standing committees thereof on which such director served that were held during fiscal 2002. Dr. Hunter-Cevera was required to recuse herself from the EntreMed Board of Directors for a two-month period while she served on Maryland Governor-Elect Erlich’s Executive Council for Transition. Dr. Hunter-Cervera resumed her Board role in February 2003.

      The Board of Directors has two standing committees. These are the Audit Committee and the Compensation Committee.

      The Audit Committee reviews, with the Company’s independent auditors, the scope and timing of their audit services and any other services they are asked to perform, their report on the Company’s financial statements following completion of their audit and the Company’s policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes annual recommendations to the Board of Directors for the appointment of independent public auditors for the ensuing year. The Board of Directors has adopted a written charter for the Audit Committee. All members of the Audit Committee are independent as defined by Rule 4200(a)(14) of the National Association of Securities’ Dealers listing standards. During 2002, the Audit Committee consisted of three directors, Messrs. Finkelstein, Knight, and Randall.

      The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company and administers the Company’s stock option plans. During 2002, the Compensation Committee consisted of three directors, Messrs. Finkelstein, Knight, and Randall.

Compensation of Directors

      Members of the Board of Directors did not receive cash compensation for services during 2002. During 2002 each director of the Company received automatic grants of non-qualified stock options as follows: upon joining the Board of Directors, each new director was granted an option to purchase 15,000 shares of Common Stock; for services of Vice Chairman of the Board, the Vice Chairman was granted an option to purchase 15,000 shares in addition to options received in his capacity as a director; each director whose term in office continued or who was re-elected to the Board was granted a vested stock option covering 20,000 shares on the date of the annual meeting of stockholders. All directors continue to be reimbursed for expenses actually incurred in connection with attending meetings. In addition in February 2002, each member of the Board of Directors received a vested supplemental option grant to purchase 10,000 shares of Common Stock.

      The Board of Directors is currently evaluating the Company’s Director compensation programs. Changes, if any, will be adopted effective the date of our annual meeting. It is currently expected that each new director will be granted an option, vesting over three years, to purchase 50,000 shares of Common Stock upon joining the Board. Continuing directors will receive a vested option to purchase 20,000 shares of Common Stock as of the date of each annual meeting. The Board also is considering an annual retainer fee of $25,000 that would be payable solely in restricted stock or restricted stock units.

      Pursuant to a Board Service Agreement between the Company’s Chairman, Michael Tarnow, and the Company dated February 5, 2003, Mr. Tarnow is paid $5,000 per month for his services as Chairman. He also received an option to purchase 250,000 shares of Common Stock, 25% of which were exercisable immediately and 25% of which become exercisable each year over the next three years. Mr. Tarnow is also reimbursed for expenses in connection with his service as Chairman, including travel to and from Board meetings, and participates in all other Board compensation programs, including the receipt of the annual option grants granted to all directors of the Company. Mr. Tarnow is also Chairman of Ferghana Partners, Inc. (“Ferghana”), a non-executive position. Ferghana, though affiliates, began providing financial advisory services to us in 2002 and continues to do so. Ferghana is paid a monthly retainer. In addition, Ferghana may receive additional success-based compensation.

      The Company’s Vice-Chairman, Mr. Wendell Starke also received $60,133.38 for services in 2002 and was eligible to participate in our 2001 Long-Term Incentive Plan. Mr. Starke is not standing for re-election at the Annual Meeting.

      Following Mr. Brook’s retirement as our Vice President of Legal Affairs as of August 2001, Mr. Brooks serves as our consultant. He received $174,000 for these services in 2002.

PROPOSAL 2

APPROVAL OF ADDITIONAL SHARES FOR ISSUANCE UNDER THE COMPANY’S 2001 LONG-TERM INCENTIVE PLAN, AS AMENDED

General

      The Board has approved an amendment to the 2001 Plan, subject to stockholder approval, to increase the aggregate number of shares of Common Stock authorized for issuance under the 2001 Plan from a total of 3,250,000 shares to 4,250,000 shares.

      The Board adopted the amendment to increase the number of shares of Common Stock authorized for issuance under the 2001 Plan to ensure that the Company can continue to grant stock-based awards to directors and employees of and consultants to the Company at levels determined appropriate by the Board and a committee or committees appointed by the Board to administer the 2001 Plan. Management and the Board believe that the use of stock-based compensation is important to the Company to recruit and retain qualified persons.

Description of The 2001 Plan

      The following summary of the material features of the 2001 Plan, as proposed to be amended, is qualified in its entirety by reference to the full text of the 2001 Plan, a copy of which is available by writing the Company, Investor Relations, EntreMed, Inc., 9640 Medical Center Drive, Rockville, Maryland 20850. Unless otherwise specified, capitalized terms used herein have the meanings assigned to them in the 2001 Plan.

     Eligibility

      The 2001 Plan authorizes the grant of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing to all persons who are at the time of the grant of an award employees (including persons who may become employees), officers, directors, or consultants of the Company, or of any Affiliate of the Company, as may be selected from time to time. Only employees of the Company, or of any Parent or Subsidiary of the Company, are eligible to receive grants of incentive stock options. As of March 31, 2003, the number of employees, officers and directors of the Company eligible to receive grants under the 2001 Plan was approximately 50 persons. The number of consultants to the Company eligible to receive grants under the 2001 Plan is not determinable.

     Administration

      The 2001 Plan is administered by the Board of Directors or by a committee or committees appointed by the Board (all of which will hereinafter be referred to as the “Administrator”). The Administrator has all the powers vested in it by the terms of the 2001 Plan, including the authority to determine eligibility, to grant awards, prescribe Grant Agreements evidencing such awards, establish programs for granting awards, whether a stock option shall be an incentive stock option or a nonqualified stock option, any exceptions to nontransferability, any Performance Goals applicable to awards, the period during which Awards may be exercised, and the period during which awards shall be subject to restrictions, and otherwise administer the 2001 Plan. In making these determinations, the Administrator may take into account the nature of the services rendered or to be rendered by the award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Administrator in its discretion shall deem relevant. The Administrator may delegate to the Chief Executive Officer of the Company the power to administer the 2001 Plan and to exercise the full authority of the Administrator with respect to awards granted to specified Participants or groups of Participants.

     Shares Available For The Plan

      If the stockholders approve the increase in the aggregate number of shares of Common Stock authorized for issuance under the 2001 Plan, a maximum of 4,250,000 shares will be available for grants and awards, an increase of 1,000,000 shares.

      At April 23, 2003, 518,490 shares of Common Stock (excluding any shares that might in the future be returned to the 2001 Plan as a result of cancellations or expiration of options) remained available for future grant under the 2001 Plan.

      If an award expires or terminates unexercised or is forfeited, or if any shares of Common Stock are surrendered to the Company in connection with an award, the shares of Common Stock subject to such award and the surrendered shares will become available for further awards under the 2001 Plan. The number of shares of Common Stock subject to the 2001 Plan (and the number of shares and terms of any award) may be adjusted by the Administrator in the event of any change in the outstanding Common Stock by reason of any stock dividend, spin-off, split-up, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of Common Stock and the like.

      A maximum of 750,000 such shares of Common Stock may be granted to an individual during any three consecutive calendar years.

     Stock Options

      The 2001 Plan authorizes the grant of incentive stock options and nonqualified stock options. Incentive stock options are stock options that satisfy the requirements of Section 422 of the Code. Nonqualified stock options are stock options that do not satisfy the requirements of Section 422 of the Code. Options granted under the 2001 Plan would entitle the grantee, upon exercise, to purchase a specified number of shares of Common Stock from the Company at a specified exercise price per share. The period of time during which an option may be exercised, as well as any vesting schedule, is determined by the Administrator, except that no option may be exercised more than 10 years after the date of grant. Additionally, the exercise price per share and manner of payment for shares of Common Stock purchased pursuant to options are determined by the Administrator and, in the case of nonqualified stock options, options must have an exercise price at least equal to the par value of the Common Stock.

      Incentive stock options must comply with Section 422 of the Code. Incentive stock options, thus, must have an exercise price at least equal to Fair Market Value on the date of grant. Additionally, no incentive stock option may be granted under the 2001 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any parent corporation or subsidiary corporation, as defined in Sections 424(e) and (f) of the Code, respectively, of the Company, unless the option’s exercise price is at least 110% of the Fair Market Value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 2001 Plan, the aggregate Fair Market Value, determined at the time of the grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

     Other Awards

      In addition to stock options, the 2001 Plan authorizes the grant of stock appreciation rights, stock awards, phantom stock and performance awards. The Company has not issued any such awards and does not currently expect to issue them under the 2001 Plan.

      Subject to the terms of a particular grant, the exercise of a stock appreciation right under the 2001 Plan would entitle the grantee to receive in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement, the excess of the Fair Market Value of a specified number of shares of Common Stock on the date of exercise over the base price per Share specified in the Grant Agreement. The 2001 Plan also authorizes the grant of restricted and unrestricted stock awards on terms and conditions, which terms and conditions may condition the vesting or payment of such awards on the achievement of one or more Performance Goals (as described below) established by the Administrator.

      In addition, the 2001 Plan authorizes the grant of phantom stock in the form of awards denominated in stock-equivalent units on terms and conditions, which terms and conditions may condition the vesting or payment of such awards on the achievement of one or more Performance Goals (as described below), established by the Administrator. An award of phantom stock may be settled in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement.

      Finally, the 2001 Plan authorizes the grant of performance awards, which become payable upon attainment of one or more Performance Goals established by the Administrator. Performance awards may be paid in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement.

     Performance Goals

      In its discretion, the Administrator may condition the grant, vesting or payment of awards under the Plan on the attainment of Performance Goals. The term “Performance Goals” means performance goals established by the Administrator which may be based on one or more business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company and/or one or more of its Affiliates either separately or together, over such performance period as the Administrator may designate, including, but not limited to, business criteria based on operating income, earnings or earnings growth, sales, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Administrator, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

     Transferability

      Except as otherwise determined by the Administrator or provided in a Grant Agreement, awards granted under the 2001 Plan are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Code Section 414(p). Unless otherwise determined by the Administrator, awards may be exercised only by the grantee or by permitted transferees during the lifetime of the grantee or, in the event of legal disability, by the grantee’s guardian or legal representative.

     Amendment and Termination

      The Board of Directors may amend, alter or terminate the 2001 Plan, or any portion thereof, at any time. No award may be granted under the 2001 Plan after the close of business on May 14, 2011. Subject to other applicable provisions of the Plan, all awards made under the 2001 Plan prior to the termination of the 2001 Plan will remain in effect until those awards have been satisfied or terminated.

Summary of Certain Federal Income Tax Consequences

     General

      The following discussion briefly summarizes certain federal income tax aspects of stock options, stock appreciation rights, stock awards, phantom stock, and performance awards granted under the 2001 Plan. The rules governing the tax treatment of awards and the receipt of shares of Common Stock and/or cash in connection with such awards are quite technical, so the following description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local law may not be the same as under the federal income tax laws.

     Incentive Stock Options

      In general, a grantee will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the Fair Market Value of the stock on the exercise date is an adjustment item for purposes of the alternative minimum tax. Further, if a grantee does not exercise an incentive stock within certain specified periods after termination of employment, the grantee will recognize ordinary income on the exercise of an incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below. The general rule is that gain or loss from the sale or exchange of shares of Common Stock acquired on the exercise of an incentive stock option will be treated as capital gain or loss. If certain holding period requirements are not met, however, the grantee generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be capital loss.

     Nonqualified Stock Options, Stock Appreciation Rights, Phantom Stock, and Performance Awards

      A grantee generally is not required to recognize income on the grant of a nonqualified stock option, a stock appreciation right, or on the award of phantom stock or a performance award. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or stock appreciation right is exercised, or in the case of an award of phantom stock or a performance award on the date of payment of such award in cash or shares of Common Stock. In general, the amount of ordinary income required to be recognized, (a) in the case of a nonqualified stock option, is an amount equal to the excess, if any, of the Fair Market Value of the shares of Common Stock on the exercise date over the exercise price, (b) in the case of a stock appreciation right, the amount of cash and the Fair Market Value of any shares of Common Stock received on exercise, and (c) in the case of an award of phantom stock or a performance award, the amount of cash and the Fair Market Value of any shares of Common Stock received. In all three instances, ordinary income also includes the amount of any taxes withheld upon payment of the award.

     Restricted Stock

      Shares of restricted stock awarded under the 2001 Plan will be subject to a substantial risk of forfeiture for the period of time specified in the award. Unless a grantee of restricted shares of Common Stock makes an election under Section 83(b) of the Code as described below, the grantee generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the substantial risk of forfeiture lapses, the grantee will be required to recognize ordinary income in an amount equal to the excess, if any, of the Fair Market Value of the shares of Common Stock on such date over the amount, if any, paid for such shares. If a grantee makes a Section 83(b) election to recognize ordinary income on the date the restricted shares of Common Stock are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the Fair Market Value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the grantee will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.

     Unrestricted Stock

      In general, a grantee is required to recognize ordinary income on the date of issuance of such unrestricted shares of Common Stock to the grantee equal to the excess, if any, of the Fair Market Value of such shares on such date over the amount, if any, paid for such shares.

     Gain or Loss On Sale or Exchange of 2001 Plan Shares

      In general, gain or loss from the sale or exchange of shares of Common Stock granted or awarded under the 2001 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares of Common Stock acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a grantee generally will be required to recognize ordinary income upon such disposition.

     Deductibility By Company

      The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a grantee is required to recognize income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option, as described above), a stock appreciation right, a stock award, phantom stock, or a performance award, the Company generally will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the grantee, provided that certain income tax reporting requirements are satisfied.

     Parachute Payments

      Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. If the Administrator, in its discretion, grants awards, the exercise date or payment of which is accelerated by a change in control of the Company, such acceleration of the exercise date or payment would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

     Performance-Based Compensation

      Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly held corporation to certain executives to the extent the amount paid to the executive exceeds $1 million for the taxable year. The 2001 Plan has been designed to allow the Administrator to make awards under the 2001 Plan that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Options under Employee Benefit Plans

      The following table discloses certain information about the options issued and available for issuance under all outstanding Company option plans, as of December 31, 2002. As such, it does not include, the proposed increase that is the subject of this Proposal 2.

	(a)	(b)	(c)

			Number of securities
			remaining available for
	Number of securities to be		future issuance under
	issued upon exercise of	Weighted-average exercise price	equity compensation plans
	outstanding options,	of outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflecting in column (a))

Equity compensation plans approved by security holders	6,152,053	$12.4717	885,019
Equity compensation plans not approved by security holders	94,129	$8.027	0
Total	6,246,182	$12.40	885,019

      Warrants issued under the plans not approved by security holders represent compensation for consulting services rendered by the holders.

      The Board of Directors recommends a vote for the approval of the amendment to the Company’s 2001 plan, and signed proxies that are returned will be so voted unless otherwise instructed on the proxy card.

PROPOSAL 3

APPROVAL AND RATIFICATION

OF THE APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors recommends a vote for the approval and ratification of the appointment of Ernst & Young LLP, Certified Public Accountants, as the Company’s independent auditors for the fiscal year ending December 31, 2003 (“fiscal 2003”). Ernst & Young LLP have been the Company’s auditors for the past fiscal year and has no direct or indirect financial interest in the Company. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Audit Fees

      The Company incurred from Ernst & Young audit fees of $172,268 in fiscal 2002 and $120,344 in fiscal 2001 for audit fees, covering professional services rendered for (1) the audit of the Company’s annual financial statements and (2) the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the first three quarters of 2002 and 2001.

Audit-Related Fees

      The Company incurred from Ernst & Young audit-related fees of $62,823 in fiscal 2002 and $57,247 in fiscal 2001, for services that are traditionally performed by the independent accountants, such as employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services not required by statue or regulation and consultation concerning financial accounting and reporting standards.

Tax Fees

      The Company incurred from Ernst & Young tax fees of $12,220 in fiscal 2002 and $55,875 in fiscal 2001, for tax services include a review of the company’s tax returns and reserves, and all services provided by the auditor’s tax division not related to the audit, such tax compliance (preparation of tax returns, claims for refunds, tax payment-planning services), tax planning and tax advice (assistance with tax audits and appeals, tax advice related to mergers and acquisitions or employee benefit plans, requests for rulings or technical advice from taxing authorities).

All Other Fees

      The Company did not incur fees from Ernst & Young for any other services in fiscal 2002 or fiscal 2001.

      The Audit Committee has considered the compatibility of non-audit services with the auditor’s independence.

      The Board of Directors recommends a vote FOR the approval and ratification of the appointment of Ernst & Young LLP as the Company’s auditors for fiscal 2003.

REPORT OF THE AUDIT COMMITTEE

      The Board of Directors of the Company has appointed an Audit Committee composed of 3 directors, each of whom is independent under the National Association of Securities Dealers’ listing standards, as applicable and as may be modified or supplemented.

      The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee’s job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows to the Company in conformity with generally accepted accounting principles.

      The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and with Ernst & Young LLP, the Company’s independent auditors for 2002.

      The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Accounting Standards No. 61.

      The Audit Committee has received from Ernst & Young LLP the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed Ernst & Young’s independence with Ernst & Young, and has considered the compatibility of nonaudit services with the auditor’s independence.

      Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission (the “SEC”).

By the Audit Committee:

Peter S. Knight, Chairman

Mark C. M. Randall
Jerry Finkelstein

EXECUTIVE COMPENSATION AND OTHER MATTERS

      The following summary compensation table sets forth the aggregate compensation paid or accrued by us to the Chief Executive Officer and to executive officers whose annual compensation exceeded $100,000 for fiscal 2002 (collectively, the “named executive officers”) for services during the fiscal years ended December 31, 2002, 2001 and 2000.

Summary Compensation Table

				Long Term
				Compensation
				Awards

				Securities
				Underlying
		Annual		Options/SARS	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	(#)	Compensation

John W. Holaday, Ph.D.	2002	398,825	—	280,000	22,343	(2)
Chairman and Chief Executive Officer	2001	395,000	—	250,000	22,432
(Chairman until January 31, 2003 and	2000	380,000	150,000	150,000	21,298
CEO until November 5, 2002)

Neil J. Campbell	2002	251,750	(1)	175,000	9,792	(3)
President and Chief Operating Officer	2001	159,375	—	205,000	5,764

Dane R. Saglio	2002	122,812	(1)	35,000	9,792	(3)
Chief Financial Officer	2001	105,962	15,000	14,200	9,881
	2000	87,000	9,548	11,500	5,102

Edward Gubish	2002	257,227	—	40,000	80,458	(4)
President and Chief Operating Officer	2001	295,000	—	222,000	9,881
(until October 16, 2002)	2000	250,000	125,000	115,000	8,747

James D. Johnson, Ph.D., J.D.	2002	209,383	(1)	100,000	666	(3)
Senior Vice President and General	2001	183,333	—	195,000	683
Counsel

(1)	Consideration of bonuses for 2002 has been deferred.

(2)	$12,551 of such amount represents the premiums paid by us with respect to a split-dollar life insurance policy on the life of Dr. Holaday. Premiums paid by us on such policy are treated as non-interest bearing advances to the insured for the policy. The initial proceeds of any death benefit are required to be used to repay the indebtedness, and the balance of the insurance proceeds are payable as designated by the insured. See “Employment Contracts and Termination of Employment and Change-in-Control Arrangements”. The remaining amount represents group health insurance premiums paid on behalf of such officer.

(3)	Consists of group health insurance premiums paid on behalf of such officer.

(4)	$70,666 of such amount represents severance payments pursuant to the terms of a separation agreement dated September 18, 2002. The remaining amount represents health insurance premiums paid on behalf of such officer. The terms of this separation agreement expired October 15, 2003.

      The following table sets forth certain information with respect to individual grants of stock options made during the fiscal year ended December 31, 2002 to each of the named executive officers.

Option/ SAR Grants in Last Fiscal Year

					Potential Realizable
	Individual Grants				Value at Assumed
					Annual
	Number of	% of Total			Rates of Stock Price
	Securities	Options/SARs	Exercise		Appreciation for
	Underlying	Granted to	or Base		Option Term(1)
	Options/SARs	Employees in	Price	Expiration
Name	Granted(#)	Fiscal Year	($/sh)	Date	5%($)	10%($)

John W. Holaday, Ph.D.	10,000	.10%	6.33	2/25/2012	39,809	100,884
	20,000	.20%	4.85	6/6/2012	61,003	154,593
	250,000	2.48%	1.09	9/25/2012	171,374	434,295
Gubish, Edward	40,000	.40%	1.09	9/25/2012	27,420	69,487
Neil J. Campbell	175,000	1.74%	1.09	9/25/2012	119,962	304,006
Dane R. Saglio	5,000	.10%	7.50	4/17/2012	47,167	119,531
	5,000	.10%	7.50	4/17/2012	47,167	119,531
	25,000	.25%	1.09	9/25/2012	17,137	43,429
James D. Johnson, Ph.D., J.D.	100,000	.99%	1.09	9/25/2012	68,550	173,718

(1)	Calculated by multiplying the exercise price by the annual appreciation rate shown (as prescribed by SEC rules and compounded for the term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. These amounts are not intended to forecast possible future appreciation, if any, of the price of our shares. The actual value realized upon exercise of the options to purchase our shares will depend on the fair market value of our shares on the date of exercise.

      The following table sets forth information concerning all option holdings for the fiscal year ended December 31, 2002 for each of the named executive officers.

Aggregated Option/ SAR Exercises in Last Fiscal Year and

Fiscal Year End Option/ SAR Values

	Number of Securities		Value of Unexercised
	Underlying Options/SARs		In-the-Money Options/SARs
	at Fiscal Year-End (#)		at Fiscal Year-End($)(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

John W. Holaday Ph.D. (2)	1,152,318	284,751	—	—
Edward G. Gubish	672,001	—	—	—
Neil J. Campbell	190,000	190,000	—	—
Dane R. Saglio	29,625	31,075	—	—
James D. Johnson Ph.D., J.D.	205,500	151,250	—	—

(1)	Calculated by multiplying the number of unexercised options outstanding at December 31, 2002 by the difference between the fair market value of our shares at December 31, 2002 ($0.86) and the option exercise price.
(2)	Holdings include warrants issued in lieu of stock options.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

      The employment of Dr. John Holaday, our former Chairman and Chief Science Officer, was terminated pursuant to a Transition Agreement entered into between the Company and Dr. Holaday on January 31, 2003. Pursuant to the Transition Agreement, Dr. Holaday received a lump-sum severance payment of $55,650 and a lump-sum payment of $50,513.44 for accrued but unused paid time off. Dr. Holaday will also receive twice-monthly payments of $20,405 for 12 months. In addition, we agreed to accelerate the vesting of certain stock options held by Dr. Holaday. Dr. Holaday was also granted a warrant to purchase up to 100,000 shares of the Company’s Common Stock at $1.04 per share; 10,000 of the options become exercisable each month beginning February 2003 and expire if not exercised within that month. We will also pay up to $10,000 for executive outplacement services for Dr. Holaday. In addition, the Company will maintain and pay the premiums for Dr. Holaday’s medical insurance in effect as of his termination date through January 31, 2004. Finally, the Company paid the annual premium for a life insurance policy covering Dr. Holaday and his wife for the annual period beginning February 26, 2003.

      Edward Gubish, our former President and Chief Operating Officer, left the Company on October 15, 2002. Pursuant to a Confidential Separation Agreement and Mutual Release between the Company and Dr. Gubish dated September 18, 2002, Dr. Gubish received as severance 12 months of his salary or $339,199.92. He also received stock options for 2001 and 2002 as disclosed in the summary compensation table. In addition, we agreed to accelerate the vesting of certain stock options held by Dr. Gubish. Finally, we agreed to maintain Dr. Gubish’s health insurance through the Company and to pay the premiums for such insurance for a period of 12 months or, if earlier, until he secured other employment.

      On April 30, 2003, we entered into a new employment agreement with Neil Campbell. This agreement supercedes the Change of Control Agreement we had entered into with Mr. Campbell on August 1, 2002. Pursuant to the agreement, Mr. Campbell will serve as President and Chief Operating Officer of the Company, or such other executive positions as determined by the Board of Directors, for an annual base salary of $300,000 per year (retroactive to January 1, 2003) with annual upward adjustments as determined by the Board of Directors. Pursuant to the agreement, Mr. Campbell will also receive a payment equal to six months of his base salary in effect on December 31, 2002. The agreement also provides for the acceleration of vesting of stock options held by Mr. Campbell. The effects of the acceleration are not reflected in the Security Ownership Table on page 2. The agreement has a one-year term beginning January 1, 2003 that can be renewed by mutual written agreement for successive one-year periods. The agreement contains confidentiality and non-competition provisions.

      Each of our employees has entered into a Proprietary Information and Invention Assignment Agreement providing, among other things, that such employee will not disclose any confidential information or trade secrets in any unauthorized manner and that all inventions of such employee relating to our current or anticipated business during the term of employment become our property.

      In the event of certain transactions, including those that may result in a change in control, as defined under our Incentive Stock Option Plans, unvested installments of options to purchase our shares may become immediately exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the 1934 Securities and Exchange Act (the “1934 Act”) requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.

      Based solely on our review of such forms furnished to the Company and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee is comprised of three independent, non-employee directors. It is the Committee’s responsibility to:

•	Make recommendations and report to the board of directors concerning matters of executive compensation;

•	Administer the Company’s executive incentive plans;

•	Review compensation plans, programs and policies; and

•	Monitor the performance and compensation of executive officers.

      The goal of the Company’s executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting, motivating and retaining senior management. The Compensation Committee’s informal executive compensation philosophy (which applies generally to all Company management, including its executive officers) considers a number of factors, which may include:

•	Providing levels of compensation competitive with companies at a comparable stage of development and in the Company’s geographic area;

•	Integrating management’s compensation with the achievement of performance goals;

•	Maintaining an appropriate balance between base salary and performance-based compensation, with a higher proportion of compensation being performance-based as salary grade increases; and

•	Recognizing and providing incentive for individual initiative and achievement.

      The compensation structure of the Company’s executive officers is based on competitive, market-based pay practices and performance evaluations, and generally includes a combination of base salary, discretionary bonuses and stock options. In setting compensation levels, the Compensation Committee considers data regarding compensation practices from a group of biotechnology and pharmaceutical companies that are believed to be generally comparable to the Company. The companies comprising this group are not necessarily included within the peer group index reflected in the performance graph illustrated in this proxy.

      Base salary is not targeted at any particular level within the group of companies considered. Instead, total salary is determined based on a subjective assessment of the executive’s performance and the Company’s needs.

      Cash bonuses are within the discretion of the Compensation Committee and are based, in part, on achieving certain business and financial objectives and the Compensation Committee’s subjective assessment of individual performance during the year. The Compensation Committee has deferred consideration of bonuses for fiscal 2002.

      Consistent with its belief that equity ownership by senior management is beneficial in aligning the interests of senior management with those of the stockholders, the Company provides potentially significant long-term incentive opportunities to its senior management through discretionary grants of stock options, thereby emphasizing the potential creation of long-term stockholder value. The Compensation Committee considers stock options effective long-term incentives because an executive can profit only if the value of the Common Stock increases. In making these grants, the Compensation Committee considers its subjective assessment of the Company’s past financial performance and future prospects, an executive officer’s current level of ownership of the Common Stock, the period during which an executive officer has been in a key position with the Company, individual performance and competitive practices within the comparative group of companies.

      Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid to its chief executive officer and its four other highest-paid executive officers to the extent that any such individual’s compensation exceeds $1 million, subject to certain exceptions.

The Committee intends to take actions to minimize the Company’s exposure to nondeductible compensation expense under Section 162(m). While keeping this goal in mind, the Committee also will try to maintain the flexibility that the Committee believes to be an important element of the Company’s executive compensation program.

By the Compensation Committee:

Mark C. M. Randall, Chairman

Peter S. Knight
Jerry Finkelstein

STOCK PRICE PERFORMANCE PRESENTATION

      The following chart compares the cumulative total stockholder return on the Company’s Common Stock with the cumulative total stockholder return of the NASDAQ Stock Market – U. S. Index, and the NASDAQ Pharmaceuticals Index.

(1)	Assumes $100 invested on December 31, 1997 and assumes dividends are reinvested. Measurement points begin with the date of the assumed investment and include the last day of each of the subsequent 5 years through and including December 31, 2002. The material in this chart is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, (the “1933 Act”) or the 1934 Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

CERTAIN TRANSACTIONS

      James D. Johnson, our Senior Vice President, is a partner at Kilpatrick, Stockton, which provides certain patent prosecution and certain other legal services to us. We paid approximately $3,774,709 to Kilpatrick, Stockton for these services in 2002. The amount paid represents less than 5% of Kilpatrick, Stockton’s total revenues for 2002.

GENERAL

      The Management of the Company does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

      The Company will bear the cost of preparing, printing, assembling, and mailing the proxy, Proxy Statement and other material that may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the

Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies by telephone without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.

      The Company will provide without charge to each person being solicited by the Proxy Statement, on the written request of any such person, a copy of the Annual Report of the company on Form 10-K for the fiscal year ended December 31, 2002 (as filed with the SEC, including the financial statements thereto). All such requests should be directed to Investor Relations, EntreMed, Inc., 9640 Medical Center Drive, Rockville, Maryland 20850.

STOCKHOLDER PROPOSALS

      The annual meeting of stockholders for the fiscal year ending December 31, 2003 is expected to be held in June 2004 (the “Next Annual Meeting”). All proposals intended to be presented at the Next Annual Meeting must be received at the Company’s executive offices, which are located at 9640 Medical Center Drive, Rockville, Maryland 20850, Attention: Corporate Secretary, no later than January 24, 2004, to receive consideration for inclusion in the Proxy Statement and form of proxy related to that meeting.

      Pursuant to the proxy rules under the 1934 Act, the Company’s stockholders are notified that the deadline for providing the Company with timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Next Annual Meeting will be April 8, 2004. As to all such matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in the Company’s proxy related to the Next Annual Meeting.

By Order of the Board of Directors,

Michael Tarnow
Chairman of the Board

May 23, 2003

EXHIBIT A

ENTREMED, INC.

2001 LONG-TERM INCENTIVE PLAN, AS AMENDED

1.	PURPOSE AND TYPES OF AWARDS

           The purpose of the 2001 Long-Term Incentive Plan (“Plan”) is to promote the long-term growth and profitability of the Corporation by: (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation and (ii) enabling the Corporation to attract, retain and reward the best-available persons.

           The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing.

2.	DEFINITIONS

           Under this Plan, except where the context otherwise indicates, the following definitions apply:

           (a) “Administrator” shall have the meaning set forth in Section 3(a).

           (b) “Affiliate” means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Corporation, either directly or indirectly, and any other entity designated by the Administrator in which the Corporation has a significant interest.

           (c) “Award” shall mean any stock option, stock appreciation right, stock award, phantom stock award, or performance award.

           (d) “Board” shall mean the Board of Directors of the Corporation.

           (e) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

           (f) “Common Stock” shall mean shares of common stock of the Corporation, $.01 par value.

           (g) “Corporation” shall mean EntreMed, Inc. and any successor thereto.

           (h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

           (i) “Fair Market Value” of a share of the Corporation’s Common Stock for any purpose on a particular date shall mean the last reported sale price per share of Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Administrator or by such other source or sources as shall be selected in good faith by the Administrator. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term “trading day” shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, any business day.

           (j) “Grant Agreement” shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

           (k) “Participants” shall have the meaning set forth in Section 5.

           (l) “Parent” shall mean a corporation, whether nor or hereafter existing, within the meaning of the definition of “parent corporation” provided in Code section 424(e), or any successor thereto.

           (m) “Performance Goals” shall mean performance goals established by the Administrator which may be based on one or more business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Corporation and/or one or more of its Affiliates either separately or together, over such performance period as the Administrator may designate, including, but not limited to, business criteria based on operating income, earnings or earnings growth, sales, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Administrator, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

           (n) “Subsidiary” and “Subsidiaries” shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of “subsidiary corporation” provided in section 424(f) of the Code, or any successor thereto.

           (o) “Ten-Percent Stockholder” shall mean a Participant who (applying the rules of Code section 424(d)) owns stock possessing more than 10% of the total combined voting power or value of all classes of stock or interests of the Corporation or a Parent or Subsidiary of the Corporation.

3.	ADMINISTRATION

           (a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board,

committee or committees hereinafter referred to as the “Administrator”). Notwithstanding the foregoing, the Administrator may delegate to the Chief Executive Officer of the Corporation the power to administer this Plan and have the full authority of the Administrator hereunder with respect to Awards granted to specified Participants or groups of Participants.

           (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

           The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate, including, but not limited to, whether a stock option shall be an incentive stock option or a nonqualified stock option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, any circumstances in which the Awards would terminate, the period during which Awards may be exercised, and the period during which Awards shall be subject to restrictions; (v) modify, amend, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards, or specify a lower or higher exercise price, or a longer or shorter term, for any substituted Awards than the surrendered Awards, or impose any other provisions that are authorized by this Plan (provided however, that, except as provided in Section 7(g)(i) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate, extend, or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award due to termination of any Participant’s employment or other relationship with the Corporation or an Affiliate; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

           In making these determinations, the Administrator may take into account the nature of the services rendered or to be rendered by the Award recipients, their present and potential contributions to the success of the Corporation and its Affiliates, and such other factors as the Administrator in its discretion shall deem relevant. Subject to the provisions of the Plan, the Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

           (c) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

           (d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

           (e) Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any Participants and any other employee, consultant, or director of the Corporation, and their respective successors in interest.

4.	SHARES AVAILABLE FOR THE PLAN

           (a) Maximum Issuable Shares. Subject to adjustments as provided in Section 7(f), the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 4,250,000 shares of Common Stock. The Corporation shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(f). If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Corporation in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Corporation in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

           (b) Maximum Awards. Subject to adjustments as provided in Section 7(f) and Section 7(g)(ii), the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any three consecutive calendar years of the Corporation (beginning in the calendar year of the effective date of amendment number 1 to this Plan and not considering any years prior thereto) to any one individual under this Plan shall be limited to 750,000.

5.	PARTICIPATION

           Participation in the Plan shall be open to all persons who are at the time of the grant of an Award employees (including persons who may become employees), officers, directors, and consultants of the Corporation, or of any Affiliate of the Corporation, as may be selected by the Administrator from time to time. A Participant who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards if the Administrator so determines.

6.	AWARDS

           The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. All Awards shall be subject to the terms and conditions provided in the Grant Agreement.

           (a) Stock Options. The Administrator may from time to time grant to eligible Participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value on the date of grant or at least 110% of Fair Market Value in the case of a Ten-Percent Stockholder, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant and such designation is reflected in the Grant Agreement evidencing such stock option.

           (b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible Participants Awards of Stock Appreciation Rights (“SARs”). A SAR may be exercised in whole or in part as provided in the applicable Grant Agreement and entitles the Participant to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, multiplied by (ii) the number of shares covered by the SAR, or portion thereof, which is exercised. Payment by the Corporation of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Grant Agreement. If upon settlement of the exercise of a SAR a Participant is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

           (c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible Participants in such amounts, on such terms and conditions (which terms and conditions may condition the vesting or payment of Stock Awards on the achievement of one or more Performance Goals), and for such considerations, including no consideration or such minimum consideration as may be required by law, as it shall determine.

           (d) Phantom Stock. The Administrator may from time to time grant Awards to eligible Participants denominated in stock-equivalent units (“Phantom Stock”) in such amounts and on such terms and conditions as it shall determine, which terms and conditions may condition the vesting or payment of Phantom Stock on the achievement of one or more Performance Goals. Phantom Stock units granted to a Participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation’s assets. An Award of Phantom Stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as specified in the Grant Agreement. Except as otherwise provided in the applicable Grant Agreement, the Participant shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a Phantom Stock unit solely as a result of the grant of a Phantom Stock unit to the Participant.

           (e) Performance Awards. The Administrator may, in its discretion, grant performance Awards, which become payable on account of attainment of one or more Performance Goals established by the Administrator. Performance Awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Grant Agreement.

7.	MISCELLANEOUS

           (a) Investment Representations. The Administrator may require each person acquiring shares of Common Stock pursuant to Awards hereunder to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer. All certificates for shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Administrator may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

           (b) Compliance with Securities Law. Each Award shall be subject to the requirement that if, at any time, counsel to the Corporation shall determine that the listing, registration or qualification of the shares subject to such an Award upon any securities exchange or interdealer quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of nonpublic information or the satisfaction of any other condition is necessary in connection with the issuance or purchase of shares under such an Award, such Award may not be exercised, in whole or in part, unless such satisfaction of such condition shall have been effected on conditions acceptable to the Administrator. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

           (c) Withholding of Taxes. Participants and holders of Awards shall pay to the Corporation or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Corporation or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant or holder of an Award. In the event that payment to the Corporation or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

           (d) Loans. The Corporation or its Affiliate may make or guarantee loans to Participants to assist Participants in exercising Awards and satisfying any withholding tax obligations.

           (e) Transferability. Except as otherwise determined by the Administrator or provided in a Grant Agreement, no Award granted under the Plan shall be transferable by a Participant except by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, during the lifetime of the Participant, the Award may be exercised only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. Except as provided above, the Award may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

           (f) Capital Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, stock split, recapitalization, reclassification,

combination or exchange of shares, merger, consolidation, liquidation or the like, the Administrator may, in its discretion, provide for a substitution for or adjustment in (i) the number and class of shares of Common Stock subject to outstanding Awards, (ii) the exercise price of Stock Options and the base price upon which payments under SARs are determined, (iii) the aggregate number and class of Shares for which Awards thereafter may be made under this Plan, (iv) the maximum number of shares of Common Stock with respect to which a Participant may be granted Awards during the period specified in Section 4(b) hereof.

           (g) Modification, Substitution of Awards.

                 (i) Subject to the terms and conditions of this Plan, the Administrator may modify the terms of any outstanding Awards; provided, however, that no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under such Award.

                 (ii) Anything contained herein to the contrary notwithstanding, Awards may, at the discretion of the Administrator, be granted under this Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Corporation or one of its Affiliates. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Administrator may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Such substitute Awards granted hereunder shall not be counted toward the limit imposed by Section 4(b) hereof, except to the extent it is determined by the Administrator that counting such Awards is required in order for Awards hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

           (h) Foreign Employees. Without amendment of this Plan, the Administrator may grant Awards to Participants who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgement of the Administrator be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Administrator may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Corporation or any of its Affiliates operate or have employees.

           (i) Termination, Amendment and Modification of the Plan. The Board may amend, alter or terminate the Plan, or portion thereof, at any time.

           (j) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement shall confer on an individual any legal or equitable right against the Corporation, any Affiliate or the Administrator, except as expressly provided in the Plan or the Grant Agreement. Nothing in the Plan or in any Grant Agreement thereunder shall (i) constitute inducement, consideration, or contract for employment or service between an individual and the Corporation or any Affiliate; (ii) confer any right on an individual to continue in the service of the Corporation or any Affiliate; or (iii) shall interfere in any way with the right of the Corporation or any Affiliate to terminate such service at any time with or without cause or notice, or to increase or decrease compensation for such service.

           (k) Other Employee Benefits. Except as to plans that by their terms include such amounts as compensation, the amount of any compensation deemed to be received by a Participant as a result of the exercise of an Award or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Administrator.

           (l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

           (m) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware without regard to its conflict of laws principles.

           (n) Effective Date, Termination Date. The Plan is effective as of May 14, 2001, the date on which the Plan was adopted by the Board, subject to the approval of the stockholders of the Corporation within twelve months of such effective date. No Award shall be granted under the Plan after the close of business on May 14, 2011. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Approved by the Stockholders: June 15, 2001
Date Amendment No. 1 Approved by Stockholders: June 6, 2002
Date Amendment No. 2 Approved by Stockholders: June __, 2003

ANNUAL MEETING OF STOCKHOLDERS OF

ENTREMED, INC.

June 18, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach and mail in the envelope provided.â

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENTREMED, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1. Election of Directors: Terms Expiring 2006.

NOMINEES:
☐ FOR ALL NOMINEES	¡	Michael Tarnow
	¡	Ronald Capa
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN

2.	Approval of amendments to the Company’s 2001 Long-Term Incentive Plan described in the accompanying proxy statement.	☐	☐	☐

3.	Ratification of the appointment of Ernst & Young LLP as independent auditors for the Company.	☐	☐	☐

4.	In their discretion upon such other business as may properly come before the meeting including any call for adjournment thereof.

The shares of Common Stock represented by this proxy will be voted as directed. If no contrary instruction is given, the shares of Common Stock will be voted for the election of the director nominees, for the approval of the amendments to the 2001 Long-Term Incentive Plan, and for the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company.

Signature of Stockholder __________________   Date: ________________   Signature of Stockholder____________________   Date: _________________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ENTREMED, INC. ANNUAL MEETING TO BE HELD ON 06/18/03 AT 10:00 A.M. EDT	ENTREMED, INC. 06/18/03 AT 10:00 A.M. EDT
FOR HOLDERS AS OF 04/28/03 * ISSUER CONFIRMATION COPY – INFO ONLY *		2 ITEMS
THIS FORM IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY. PLEASE DO NOT USE IT FOR VOTING PURPOSES.		DIRECTORS (MARK “X” FOR ONLY ONE BOX)
CUSIP: 29382F103	☐	FOR ALL NOMINEES
	☐	WITHHOLD ALL NOMINEES
DIRECTORS CONTROL NO à 1 DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES 0010100 1 - 01-MICHAEL TARNOW, 02-RONALD CAPE	☐	WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NUMBER(S) OF NOMINEE(S) BELOW.
USE NUMBER ONLY __________________________

PROPOSALS:		DIRECTORS
RECOMMEND
2 -	APPROVAL OF AMENDMENTS TO THE COMPANY’S 2001 LONG-TERM INCENTIVE PLAN DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.	FOR à 2 0020702

3 -	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.	FOR à 3 0010200

*NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

HOUSEHOLDING ELECTION

HH)	Mark “FOR” to enroll this account to receive certain future shareholder communications in a single package per household. Mark “AGAINST” if you do not want to participate. To change your election in the future, call 1-800-542-1061. See accompanying page for more information about this election.

PLEASE INDICATE YOUR PROPOSAL SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE NUMBERED BOX WITH BLUE OR BLACK INK ONLY	☒

SEE VOTING INSTRUCTION NO   1   ON REVERSE

ACCOUNT NO:

CUSIP 29382F103

CONTROL NO:

CLIENT NO:

51 MERCEDES WAY
EDGEWOOD NY 11717

IMPORTANT NOTICE REGARDING DELIVERY
OF SECURITY HOLDER DOCUMENTS (HH)
ENTREMED, INC.
9640 MEDICAL CENTER DRIVE
ROCKVILLE, MD 20850

_________________________/___
SIGNATURE(S)            DATE

FOR	AGAINST	ABSTAIN

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FOR	AGAINST	ABSTAIN

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FOLD AND DETACH HERE

CUSIP

DIRECTORS	CONTROL NO

PLEASE RETAIN FOR
YOUR RECORDS

PROPOSALS:	DIRECTORS
RECOMMEND

HOUSEHOLDING ELECTION

This notice is appearing in this mailing on behalf of your Broker or Bank. In December 2000, the Securities and Exchange Commission enacted a new rule that allows multiple shareowners residing at the same address the convenience of receiving a single copy of proxy and information statements, annual reports and prospectuses if they consent to do so. This is known as “Householding.” Please note that if you do not respond, Householding will start 60 days after the mailing of this notice. We will allow Householding only upon certain conditions. Some of those conditions are:
•	The Issuer agrees to have its documents Householded,
•	You agree to or do not object to the Householding of your materials,
•	You have the same last name and exact address as another shareowner(s),
•	Consistency with your Broker or Bank’s practices.
If all of these conditions are met, and Securities and Exchange Commission regulations allow, your household will receive a single copy of proxy and information statements, annual reports and prospectuses.

The HOUSEHOLDING ELECTION (HH), which appears on the accompanying voting form, is not an issuer proposal. If you wish to participate in Householding, please indicate “FOR” on the enclosed Voting Instruction Form and Householding will begin immediately. If you do not wish to participate in the Householding of investor communications, please indicate “AGAINST.” Your affirmative or implied consent to Household will remain in effect until you revoke it by calling the telephone number listed in the HOUSEHOLDING ELECTION paragraph. If you revoke your Householding election, each primary account holder will begin receiving individual copies within 30 days of your revocation.

ENTREMED, INC.
06/18/03 AT 10:00 A.M. EDT

PLEASE INDICATE YOUR PROPOSAL SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE NUMBERED BOX WITH BLUE OR BLACK INK ONLY	☒

SEE VOTING INSTRUCTION NO   1   ON REVERSE

ACCOUNT NO:

CUSIP 29382F103

CONTROL NO:

CLIENT NO:

51 MERCEDES WAY
EDGEWOOD NY 11717

IMPORTANT NOTICE REGARDING DELIVERY
OF SECURITY HOLDER DOCUMENTS (HH)
ENTREMED, INC.
9640 MEDICAL CENTER DRIVE
ROCKVILLE, MD 20850

_________________________/___
SIGNATURE(S)            DATE

FOLD AND DETACH HERE
ß

DIRECTORS
MARK “X” FOR ONLY ONE BOX:

☐
☐
☐

USE NUMBER ONLY

FOR	AGAINST	ABSTAIN

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FOR	AGAINST	ABSTAIN

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FOR	AGAINST	ABSTAIN

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FOR	AGAINST	ABSTAIN

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FOLD AND DETACH HERE

DO NOT RETURN